360networks inc.




                       U.S. $600 13% Senior Notes due 2008


                    EURO 200 13% Senior Notes due 2008


                               Purchase Agreement


                                 April 20, 2000


















               Donaldson, Lufkin & Jenrette Securities Corporation
                              Goldman, Sachs & Co.
                            Bear, Stearns & Co. Inc.
                              Chase Securities Inc.
                     Credit Suisse First Boston Corporation
                        Morgan Stanley & Co. Incorporated
                            Salomon Smith Barney Inc.
                       RBC Dominion Securities Corporation
                            TD Securities (USA) Inc.

                       U.S. $600 13% Senior Notes due 2008

                       EURO 200 13% Senior Notes due 2008


                               of 360networks inc.

                               PURCHASE AGREEMENT

                                                                  April 20, 2000

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
RBC DOMINION SECURITIES CORPORATION TD SECURITIES (USA) INC.
c/o Donaldson, Lufkin & Jenrette Securities Corporation
     277 Park Avenue
     New York, New York 10172


Dear Sirs:

     360networks inc., a company continued under the laws of Nova Scotia, Canada (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., RBC Dominion Securities Corporation and TD Securities (USA) Inc. (each, an "Initial Purchaser" and, together, the "Initial Purchasers") an aggregate of U.S. $600,000,000 in principal amount of its 13% Senior Notes due 2008 (the "U.S. Series A Notes") and Euro 200,000,000 in principal amount of its 13% Senior Notes due 2008 (the "Euro Series A Notes" and together with the U.S. Series A Notes, the "Series A Notes"), subject to the terms and conditions set forth herein. The U.S. Series A Notes are to be issued pursuant to the provisions of an indenture (the "U.S. Indenture"), to be dated as of the Dollar Closing Date (as defined below), between the Company and HSBC Bank USA, as trustee (the "Trustee"). The Euro Series A Notes are to be issued pursuant to the provisions of an indenture (the "Euro Indenture," and, together with the U.S. Indenture, the "Indentures") to be dated as of the Euro Closing Date (as defined below), between the Company and the Trustee. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indentures.

     1. Offering Memorandum.

     The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated March 22, 2000 (the "Preliminary Offering Memorandum"), a preliminary Canadian addendum, dated March 22, 2000 (the "Preliminary Wrap"), a final offering memorandum, dated April 20, 2000 (the "Offering Memorandum"), and a final Canadian addendum, dated April 20, 2000 (the "Final Wrap"), in each case, relating to the Series A Notes. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Preliminary Wrap, the Offering Memorandum and the Final Wrap, and any amendment or supplement thereto, in connection with the offer and sale of the Series A Notes by the Initial Purchasers. Unless stated to the contrary, all references herein (i) to the "Preliminary Canadian Memorandum" are to the Preliminary Offering Memorandum as supplemented by the Preliminary Wrap; and
(ii) to the "Final Canadian Memorandum" are to the Offering Memorandum as supplemented by the Final Wrap.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indentures, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN

     $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURES CONTAIN A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     2. Agreements to Sell and Purchase.

     On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 100% less a commission of 2.5% (the "Purchase Price").

     3. Terms of Offering.

     The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs"), and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the U.S. Series A Notes will have the registration rights set forth in a Registration Rights Agreement (the "U.S. Registration Rights Agreement"), to be dated the Dollar Closing Date, in substantially the form of Exhibit A hereto, for so long as such U.S. Series A Notes constitute "Transfer Restricted Securities" (as defined in the U.S. Registration Rights Agreement). Holders (including subsequent transferees) of the Euro Series A Notes will have the registration rights set forth in a Registration Rights Agreement (the "Euro Registration Rights Agreement"), to be dated the Euro Closing Date, in substantially the form of Exhibit A hereto, for so long as such Euro Series A Notes constitute "Transfer Restricted Securities" (as defined in the Euro Registration Rights Agreement). Pursuant to the Registration Rights Agreements, the Company will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's U.S. Dollar-denominated 13% Senior Notes due 2008 (the "U.S. Series B Notes") and euro-denominated 13% Senior Notes due 2008 (the "Euro Series B Notes," and, together with the U.S. Series B Notes, the "Series B Notes"), to be offered in exchange for the Series A Notes as evidence of the same underlying indebtedness (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its reasonable best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreements and to consummate the Exchange Offer. This Agreement, the Indentures, the Notes, and the Registration Rights Agreements are hereinafter sometimes referred to collectively as the "Operative Documents."

     4. Delivery and Payment.

     (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on April 26, 2000 or at such other time or times on the same date or such other date or dates as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment for the Dollar Series A Notes are herein called the "Dollar Closing Date," the time and date of such delivery and the payment for the Euro Series A Notes are herein called the "Euro Closing Date," and the Dollar Closing Date and Euro Closing Date are collectively referred to herein as the "Closing Dates".

     (b) One or more of the U.S. Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the U.S. Series A Notes (collectively, the "U.S. Global Note"), and one or more of the Euro Series A Notes in definitive global form, registered in the name of a common depository for Euroclear and Clearstream, or its nominee, having an aggregate principal amount corresponding to the aggregate principal amount of the Euro Series A Notes (collectively, the "Euro Global Note," and with the Dollar Global Note, the "Global Notes"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Notes shall be made available to the Initial Purchasers for inspection not later than 10:00 a.m., New York City time, on the business day immediately preceding each Closing Date.

     5. Agreements of the Company. The Company hereby agrees with the Initial Purchasers as follows:

     (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission or any securities commission of a Relevant Province (as defined below) of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal, state or provincial regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum, Preliminary Canadian Memorandum, the Offering Memorandum, or the Final Canadian Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum, or the Final Canadian Memorandum in order to make the statements therein not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws or Canadian Securities Laws (as defined below) and, if at any time any state securities commission or other federal or state regulatory authority or any securities commission of a Relevant Province shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws or Canadian Securities Laws (as defined below), the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in
Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

     (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, (i) not to make any amendment or supplement to the Offering Memorandum or the Final Canadian Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum or the Final Canadian Memorandum which may be necessary or advisable in connection with such Exempt Resales.

     (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial

Purchasers, it becomes necessary to amend or supplement the Offering Memorandum or the Final Canadian Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum or the Final Canadian Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum or the Final Canadian Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum or Final Canadian Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum or Final Canadian Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

     (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions or the Canadian Securities Laws as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

     (f) So long as the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall file with the Commission and furnish to the holders of the Notes and the Trustee (i) within 140 days after the end of each fiscal year, annual reports on Form 20-F or 40-F, as applicable (or any successor form), containing the information required to be contained therein (or required in such successor form) and (ii) (x) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q or (y) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) which, regardless of applicable requirements, shall, at a minimum, contain a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission, any securities commission of a Relevant Province or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

     (h) So long as the Notes are outstanding, the Company will furnish to the holders of Notes the information ("Rule 144A Information") required to be delivered pursuant to Rule 144A(d)(4) under the Act.

     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and accountants of the Company in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum, the Final Canadian Memorandum, and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and the Canadian Securities Laws (as defined below) and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (iv) the cost of printing certificates representing the Series A Notes, (v) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL") and on the Luxembourg Stock Exchange, (vi) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indentures, and the Notes, (vii) the costs and charges of any transfer agent, registrar and/or depository (including DTC), (viii) any fees charged by rating agencies for the rating of the Notes, (ix) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreements, and (x) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

     (j) To use its reasonable best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

     (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

     (l) During the period beginning on the date hereof and continuing to and including each Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any subsidiary of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any subsidiary of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers.

     (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

     (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

     (o) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes to be offered in exchange for the Series A Notes, as evidence of the same underlying indebtedness, and to comply with all applicable federal, state, and provincial securities laws in connection with the Exchange Offer.

     (p) To comply with all of its agreements set forth in the Registration Rights Agreements.

     (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

     6. Representations, Warranties and Agreements of the Company. As of the date hereof, the Company represents and warrants to, and agrees with, the Initial Purchasers that:

     (a) The Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum, do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum or the Final Canadian Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

     (b) Each of the Company, its subsidiaries and the Urbanlink Companies (as defined in Section 6(d)) has been duly organized, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation, organization, amalgamation or continuance and has the requisite, corporate or other, power and authority to carry on its business as described in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum, and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (c) On each Closing Date, all outstanding shares of capital stock of the Company will have been duly allotted and validly issued as fully paid, non-assessable and not subject to any preemptive or similar rights.

     (d) The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company (collectively, the "Subsidiaries"). The only Subsidiaries that are material for purposes for this Agreement (the "Material Subsidiaries") are listed on Schedule C attached hereto. Each of the Subsidiaries which is not a Material Subsidiary carries on no active business. All of the outstanding shares of capital stock of each of the Company's Material Subsidiaries and WFI Urbanlink Ltd. ("Urbanlink"), 360 Urbanlink Ltd. and Urbanlink Holdings Ltd. ("Carrier Holdco") (collectively, the "Urbanlink Companies") have been duly authorized and validly issued and are fully paid and non-assessable, and, except for Ledcom Holdings Ltd., Carrier Holdco and Urbanlink, are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien"). Ledcom Holdings Ltd. is owned 50% by the Company and 50% by Ledcor Inc. ("Ledcor"), directly or indirectly, through one or more subsidiaries, free and clear of any Lien except for the security interest granted to Ledcor pursuant to the Unanimous Shareholders Agreement, dated as of December 1, 1998, by and among Worldwide Fiber Communications Ltd. Ledcor, Ledcor Industries Limited and Ledcor Holdings Ltd. Urbanlink is owned 100% by Carrier Holdco, free and clear of any Lien. The voting securities of Carrier Holdco are owned 331/3% by the Company and 662/3% by Worldwide Fiber Holdings Ltd. ("WFH"), and the remaining equity securities of Carrier Holdco are owned 51% by the Company and 49% by WFH, in each case, free and clear of any Lien.

     (e) There are no restrictions on the corporate power and capacity of the Company to enter into this Agreement or any other Operative Document, to execute and sell the Series A Notes or to carry out its obligations hereunder and thereunder, in each case, except as would not have a Material Adverse Effect.

     (f) This Agreement has been duly authorized, executed and delivered by the Company.

     (g) The Indentures have been duly authorized by the Company and, on the relevant Closing Date, will have been validly executed and delivered by the Company. When the Indentures have been duly executed and delivered by the Company, the Indentures will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). On the relevant Closing Date, the Indentures will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to indentures which are qualified thereunder.

     (h) The Series A Notes have been duly authorized and, on the relevant Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indentures and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). On the relevant Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

     (i) On the relevant Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as evidence of the same underlying indebtedness as that represented by the Series A Notes) and the Indentures, the Series B Notes will be entitled to the benefits of the Indentures and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (j) The Registration Rights Agreements have been duly authorized by the Company and, on the relevant Closing Date, will have been duly executed and delivered by the Company. When the Registration Rights Agreements have been duly executed and delivered, the Registration Rights Agreements will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) the enforcement of indemnification and contribution provisions thereof may be limited by federal and state securities laws and public policy considerations underlying such laws. On the relevant Closing Date, the Registration Rights Agreements will conform as to legal matters to the description thereof in the Offering Memorandum.

     (k) Neither the Company, nor any of the Material Subsidiaries or the Urbanlink Companies is in violation of its respective (a) articles or by-laws or
(b) Memorandum
of Association or Articles of Association or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company, or any of the Company's subsidiaries or the Urbanlink Companies is a party or by which the Company, or any of the Company's subsidiaries or the Urbanlink Companies or their respective property is bound, except defaults which would not, in the aggregate have a Material Adverse Effect.

     (l) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company, the establishment and implementation of the Canadian Telecommunications Arrangement (as described in the Offering Memorandum and the Final Canadian Memorandum), compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as are disclosed in the Offering Memorandum and as may be required or previously obtained under the securities or Blue Sky laws of the various states or the Canadian Securities Laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Memorandum of Association or Articles of Association of WFH, the Company, any of its Material Subsidiaries or the Urbanlink Companies or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which WFH, the Company, or any of its subsidiaries or the Urbanlink Companies is a party or by which WFH, the Company, any of its subsidiaries or the Urbanlink Companies or their respective property is bound, except those violations or conflicts which would not, in the aggregate, have a Material Adverse Effect, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, WFH, any of the Material Subsidiaries or the Urbanlink Companies or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company, WFH, any of the Material Subsidiaries or the Urbanlink Companies is a party or by which the Company, WFH, any of their subsidiaries or the Urbanlink Companies or their respective property is bound except as would not have a Material Adverse Effect, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company, WFH, or any of the Material Subsidiaries or the Urbanlink Companies or result in any other impairment of the rights of the holder of any such Authorization except such terminations, suspensions, revocations or impairments as would not have a Material Adverse Effect.

     (m) Other than as set forth in the Offering Memorandum and the Final Canadian Memorandum, there are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company, any of its Material Subsidiaries or the Urbanlink Companies is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect or materially and adversely affect the ability of the Company, any of its subsidiaries or the Urbanlink Companies to perform its obligations under this Agreement or any of the other Operative Documents, to consummate the transactions contemplated hereby or thereby or to establish and implement the Canadian Telecommunications Arrangement.

     (n) Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, none of the Company, or any of the Company's Material Subsidiaries or the Urbanlink Companies is a party or subject to the provision of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body except as would not have a Material Adverse Effect.

     (o) The Company, each of the Material Subsidiaries and the Urbanlink Companies is in compliance with all applicable statutes, laws, ordinances, administrative or governmental rules and regulations of the jurisdictions in which it is conducting its business except where a failure to be in such compliance would not have a Material Adverse Effect.

     (p) Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, neither the Company nor any of its Material Subsidiaries has violated any foreign, federal, state, provincial or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and provisions of any federal or provincial pension standards legislation (or rules, regulations and administration policies thereunder) in Canada, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. (q) Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up (including, without limitation, to remediate any substance which exceeds decommissioning, remediation or similar guidelines, standards or criteria under Environmental Laws or applied by governmental authorities acting under Environmental Laws), closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties or as a result of government action) which would, singly or in the aggregate, have a Material Adverse Effect.

     (r) Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, each of the Company, its Material Subsidiaries and the Urbanlink Companies has all permits, licenses, certificates, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, each such Authorization is valid and in full force and effect and each of the Company, its Material Subsidiaries and the Urbanlink Companies is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto except where failure to comply would not have a Material Adverse Effect; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization except where such event would not have a Material Adverse Effect; and such Authorizations contain no restrictions that are burdensome to the Company, any of its Material Subsidiaries or the Urbanlink Companies except as would not, singly or in the aggregate, have a Material Adverse Effect.

     (s) The accountants, PricewaterhouseCoopers LLP and Deloitte & Touche LLP, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum, are independent public accountants with respect to the Company, as required by the Act and the Exchange Act and the rules and regulations thereunder, and are independent with respect to the Company within the meaning of the Companies Act (Nova Scotia). To the best knowledge of the Company, the historical financial statements and pro forma financial information, together with related schedules and notes, set forth in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form F-4 under the Act.

     (t) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum and the Final Canadian Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries and the former telecommunications division of Ledcor on the basis stated in the Offering Memorandum and the Final Canadian Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum and the Final Canadian Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

     (u) The pro forma financial statements and statistical data included in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum have been prepared on a basis consistent with the historical financial statements and statistical data of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum and the Final Canadian Memorandum. The other pro forma financial and statistical information and data included in the Offering Memorandum and the Final Canadian Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

     (v) The Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     (w) Except as disclosed in the Registration Statement (No. 333-95621) as filed with the Securities and Exchange Commission on January 28, 2000 and as thereafter amended, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement.

     (x) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     (y) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company, any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, or any securities of the Company.

     (z) Since the respective dates as of which information is given in the Offering Memorandum and the Final Canadian Memorandum other than as set forth in the Offering Memorandum and the Final Canadian Memorandum, respectively, (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries, and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (aa) Each of the Offering Memorandum and the Final Canadian Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

     (bb) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (cc) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (dd) Neither the Company, nor any person acting on its behalf, has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Series A Notes in the Provinces of Ontario, British Columbia, Alberta, Saskatchewan, Manitoba, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland (the "Relevant Provinces") to be qualified by a prospectus filed in accordance with the securities laws, and the regulations thereunder, of, and the applicable published rules, policy statements, blanket orders and notices of the securities regulatory authorities in, the Relevant Provinces (the "Canadian Securities Laws") or (ii) has engaged in any advertisement of the Series A Notes in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of the Series A Notes in the Relevant Provinces; provided that no representation is made as to the Initial Purchasers or any person acting on their behalf.

     (ee) Prior to the effectiveness of any Registration Statement, the Indentures are not required to be qualified under the TIA, and except for such determinations and approvals which have already been obtained, no filing with or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency in Canada (including any provincial securities commission or securities regulatory authority) is necessary to permit the issue, sale and delivery of the Series A Notes by the Company or the consummation on each Closing Date by the Company of its obligations under this Agreement, the other Operative Documents, the Offering Memorandum and the Final Canadian Memorandum.

     (ff) None of the Company or any of its affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes.

     (gg) The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

     (hh) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     (ii) Except for the Company's 12 1/2% Senior Notes due December 15, 2005 and the 12% Senior Notes due August 1, 2009, there is no substantial U.S. market interest (as defined in Rule 902(n) under the Act) in any debt security of the Company.

     (jj) The Company is a "foreign issuer" as defined in Rule 902 under the Act.

     (kk) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

     (ll)Assuming (i) that the representations and warranties of the Initial Purchasers in Section 7 hereof are true and (ii) compliance by the Initial Purchasers with the covenants set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Series A Notes in the manner contemplated by this Agreement, the other Operative Documents and the Final Canadian Memorandum to file a prospectus in accordance with the Canadian Securities Laws to qualify the distribution of the Series A Notes in the Relevant Provinces.

     (mm)Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

     (nn)The Company, its Material Subsidiaries and the Urbanlink Companies have good and marketable title to all real property and good title to all personal property owned by them which is material to the business of the Company, its Material Subsidiaries and Urbanlink, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum and the Final Canadian Memorandum or such as do not materially affect the value of such property taken as a whole and do not interfere with the use made and proposed to be made of such property by the Company, its Material Subsidiaries taken as a whole and Urbanlink; and any real property and buildings held under lease by the Company, its Material Subsidiaries and Urbanlink are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, its subsidiaries and Urbanlink, in each case except as described in the Offering Memorandum and the Final Canadian Memorandum.

     (oo)The Company, each of its Canadian subsidiaries as set forth in Schedule D and Urbanlink and Carrier Holdco (collectively, the "Canadian Companies") hold all Canadian Radio-television and Telecommunications Commission ("CRTC") and Industry Canada licenses or authorizations and possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, other than those disclosed in the Offering Memorandum and the Final Canadian Memorandum, the absence of which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

     (pp)The Canadian Telecommunications Arrangement (as described in the Offering Memorandum and the Final Canadian Memorandum) including the execution, delivery and performance by the parties thereto of (i) the Reseller Agreement dated April 17, 2000 between Urbanlink, the Company and Worldwide Fiber Network Services Ltd. ("WF Services"), (ii) the Co-Development Agreement dated April 17, 2000 between the Company and Urbanlink, (iii) the Definitive Agreement dated April 17, 2000 between Urbanlink and the Company, (iv) the Shareholders Agreement dated April 17, 2000 between Carrier Holdco, Urbanlink, the Company, 360 Urbanlink Ltd. and WFH, (v) the Capacity Purchase Agreement dated April 17, 2000 between Urbanlink and WF Services, (vi) the Fibre Optic Maintenance Agreement dated April 17, 2000 between Urbanlink and Worldwide Fiber Network Services Ltd., (vii) the Roll-Over Agreement dated April 17, 2000 between 360 Urbanlink Ltd. and Ledcor Communications Ltd., (viii) the Roll-Over Agreement dated April 17, 2000 between 360 Urbanlink Ltd. and WFI-CN Fibre Inc., (ix) the Roll-Over Agreement dated April 17, 2000 between 360 Urbanlink Ltd. and Worldwide Fiber (F.O.T.S.) No. 3, Ltd., (x) the Roll-Over Agreement dated April 17, 2000 between 360 Urbanlink Ltd. and WF Services, (xi) the Roll-Over Agreement dated April 17, 2000 between 360 Urbanlink Ltd. and Worldwide Fiber Networks Ltd., (xii) the Roll-Over Agreement dated April 17, 2000 between Carrier Holdco and 360 Urbanlink Ltd., (xiii) the Roll-Over Agreement dated April 17, 2000 between Carrier Holdco and WFH, (xiv) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink and Ledcor Communications Ltd.,
(xv) the Asset Purchase Agreement dated April 17, 2000 between WFI-CN Fibre Inc. and Ledcor Cayer Inc., (xvi) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink and WF Services, (xvii) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink Equipment Ltd. and WF Services, (xviii) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink and WFI-CN Fibre Inc., (xix) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink and Ledcor Communications Ltd., (xx) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink and Worldwide Fiber (F.O.T.S.) No. 3, Ltd., (xxi) the Asset Purchase Agreement dated April 17, 2000 between Urbanlink and WFI-CN Fibre Inc., (xxii) the Asset Purchase Agreement dated April 17, 2000 between WFI-CN Fibre Inc. and Ledcor Communications Ltd., (xxiii) the Asset Purchase Agreement dated April 17, 2000 between WFI-CN Fibre Inc. and Ledcor Cayer Inc., (xxiv) the Asset Purchase Agreement dated April 17, 2000 between WFI-CN Fibre Inc. and Ledcor Communications Ltd. does not violate or conflict with any provisions of the Telecommunications Act or the Ownership Regulations (as defined below) or any applicable law, rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over any of the Canadian Companies (as defined below) and will not result in any tax or other consequence to the Company, actual or contingent, which will have a Material Adverse Effect.

     (qq)(i) Immediately upon completion of the Canadian Telecommunications Arrangement Urbanlink was eligible to operate as a telecommunications common carrier in Canada, as defined under and in accordance with the Telecommunications Act (Canada) (the "Telecommunications Act") and the Canadian Telecommunications Common Carrier Ownership and Control Regulations (the "Ownership Regulations"); (ii) none of the Canadian Companies violated the prohibition contained in subsection 16(4) of the Telecommunications Act against operating in Canada as a telecommunications common carrier when ineligible to do so; and (iii) control of Urbanlink was not exercised by any person(s) that is
(are) not Canadian, in accordance with the meanings ascribed to the term "control" under the Telecommunications Act and the term "Canadian" under the Ownership Regulations; (iv) Urbanlink and Carrier Holdco were not in violation of any judgment, decree, order, writ, law, statute, rule or regulation rendered or enacted in Canada respecting telecommunications and the regulation within Canada of telecommunications common carriers, as defined in the Telecommunications Act, applicable to Urbanlink and Carrier Holdco, or any interpretation or policy relating thereto known to be applicable by and to them; and (v) other than as described in the Canadian Prospectus and the Prospectus, the Canadian Companies (with the exception of Urbanlink and Carrier Holdco) are not in violation of any judgment, decree, order writ, law, statute, rule or regulation rendered or enacted in Canada respecting telecommunications and the regulation within Canada of telecommunications common carriers, as defined in the Telecommunications Act, applicable to such Canadian Companies, or any interpretation or policy relating thereto known to be applicable by and to them.

     (rr) Immediately upon completion of the Canadian Telecommunications Arrangement (i) not less than eighty percent of the members of the board of directors of Urbanlink were individual Canadians, as defined under the Ownership Regulations; (ii) Canadians, as defined under the Ownership Regulations, beneficially owned, directly or indirectly, in the aggregate and otherwise than by way of security only, not less than eighty percent of the issued and outstanding voting shares, as defined under the Ownership Regulations, of Urbanlink; (iii) Carrier Holdco, in respect of its ownership of and control over Urbanlink, was a carrier holding corporation, as defined under the Ownership Regulations; and (iv) Carrier Holdco was a carrier holding corporation that is a qualified corporation, as defined under the Ownership Regulations.

     (ss) With the exception of Urbanlink, no other Canadian Company (as defined in Section 6 (oo) operates in Canada as a telecommunications common carrier as that term is defined in the Telecommunications Act.

     (tt) Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, neither the Company nor its subsidiaries nor Urbanlink is currently, nor will the conduct of its business as described in the Offering Memorandum cause it to be subject to the provisions of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Communications Act") or to any rules, regulations and policies of the Federal Communications Commission (the "FCC") related hereto.

     (uu) The Company and its subsidiaries are in compliance with all federal, state and local telecommunications laws, rules, regulations and policies (i) in the United

States to which they are subject, including the Communications Act and the related rules, regulations and policies of the FCC except as would not have a Material Adverse Effect, and (ii) in Europe to which they are subject, including the Full Competition Directive, the Licensing Directive, and the Interconnection Directive and the related rules, regulations and policies of each of the member states of the European Union except as would not have a Material Adverse Effect.

     (vv) The Company and its subsidiaries, and as of each Closing Date and Urbanlink immediately following completion of the Offering Memorandum and Final Canadian Memorandum will, own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (ww)Except as disclosed in the Offering Memorandum and the Final Canadian Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries or affiliates on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries or affiliates on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form F-4 filed with the Commission.

     (xx)There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its subsidiaries before the National Labor Relations Board, Canada Labor Relations Board or any state, provincial, or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or any of its subsidiaries.

     (yy)The Company and each of its Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the United States generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (zz)All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or otherwise or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided except where failure to file would not have a Material Adverse Effect.

     (aaa) The indebtedness represented by the Series A Notes is being incurred for proper purposes and in good faith and the Company will be on each Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and will have on each Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on its respective business and will be on each Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay its debts as they mature.

     (bbb) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents or, the issuance of the Series A Notes, or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e), including the Relevant Provinces.

     (ccc) Except as set forth in the Offering Memorandum and the Final Canadian Memorandum, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, if the Offering Memorandum were a prospectus included in a registration statement on Form F-4 filed with the Commission.

     (ddd) The Company has made available to the Initial Purchasers true and complete copies of all agreements between the Company or any of its directors, officers or employees on one hand and Ledcor and Urbanlink, Canadian National Railway Company, Illinois Central Railway Company or Michels Pipeline Construction Inc. or any of their respective directors, officers or employees on the other hand.

     (eee) No withholding tax imposed under the federal laws of Canada or the laws of the Province of British Columbia will be payable in respect of the payment or crediting of any discount, commission or fee as contemplated by this Agreement to an Initial Purchaser that is not resident in Canada, but resident in the United States or if a partnership, all the members of which are not resident in Canada but resident in the United States, in each case, for purposes of the Income Tax Act (Canada) and the Canada-US Income Tax Convention, 1980 (a "U.S. Initial Purchaser") or any interest or deemed interest on the resale of Series A Notes by a U.S. Initial Purchaser to U.S. residents, provided that such U.S. Initial Purchaser deals at arm's length with the Company and that any such discount, commission or fee is payable in respect of services rendered by such U.S. Initial Purchaser outside of Canada that are performed by such U.S. Initial Purchaser in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

     (fff) No goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Initial Purchaser in respect of the payment or crediting of any discount, commission or fee as contemplated by this Agreement to any U.S. Initial Purchaser, provided that any such discount, commission or fee is payable in respect of services performed by such Initial Purchaser wholly outside of Canada.

     (ggg) No stamp, duty, registration or documentary taxes, duties or similar charges are payable by or on behalf of the Initial Purchasers to the Canadian government or to any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Initial Purchasers of the Notes or (B) the sale and delivery outside Canada by the Initial Purchasers of the Notes to the initial purchasers thereof in the manner contemplated in this Agreement.

     (hhh) Neither the Company nor any of its Restricted Subsidiaries, as defined in the indenture governing the Company's 12% Senior Notes due 2009, has, nor is any of its or their respective property or assets subject to, any obligation (including, without limitation, any mortgage, assignment, pledge, charge or other security interest) under the Hibernia Facility (as defined).

     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

     (a) Such Initial Purchaser is either a QIB or an Accredited Investor, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

     (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to
(x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

     (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

     (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

     (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

     (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     (h) Neither such Initial Purchaser nor its affiliates or any person acting on its or its affiliates' behalf has made or will make offers or sales of the Series A Notes in the

Relevant Provinces by means of any printed media of general and regular paid circulation, radio or television or any other forms of advertising.

     (i) The Series A Notes to be sold in Canada have only been offered, and will only be sold, to purchasers resident in the Relevant Provinces.

     (j) Such Initial Purchaser acknowledges that no prospectus has been filed in accordance with the Canadian Securities Laws qualifying the distribution of the Series A Notes in the Relevant Provinces and that the Series A Notes may not be offered or sold in the Relevant Provinces except pursuant to an applicable exemption from the prospectus requirements of the applicable Canadian Securities Laws and from a dealer appropriately registered under the applicable Canadian Securities Laws or, other than in Ontario, in accordance with an exemption from the registration requirements of such laws.

     (k) Assuming the purchasers' representations, covenants and resale restrictions set forth in the Final Canadian Memorandum are true as to each purchaser of Series A Notes in Canada, such Initial Purchaser will not offer, sell or deliver any of the Series A Notes, directly or indirectly, in Canada, or to or for the benefit of any person who such Initial Purchaser knows is a resident thereof, in violation of the Canadian Securities Laws.

     (l) Such Initial Purchaser will provide the Company with information regarding the sale of the Series A Notes to purchasers in the Relevant Provinces required to be disclosed under applicable Canadian Securities Laws and will cooperate with the Company in ensuring that such disclosures are made within the time periods specified under such laws.

     Such Initial Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each such Initial Purchaser hereby consents to such reliance.

     8. Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, their respective directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Final Canadian Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum or any Rule 144A Information provided by the Company to any holder or prospective purchaser of Series A Notes pursuant to
Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum or the Final Canadian Memorandum; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum or Preliminary Canadian Memorandum, as the case may be, shall not inure to the benefit of any Initial Purchaser who failed to deliver an Offering Memorandum or Final Canadian Memorandum, as then amended or supplemented, (so long as the Offering Memorandum or Final Canadian Memorandum and any amendment or supplement thereto was provided by the Company to the Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to each Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Preliminary Canadian Memorandum, as the case may be, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Offering Memorandum or the Final Canadian Memorandum, as so amended or supplemented.

     (b) The Initial Purchasers agree severally, not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company to the Initial Purchasers but only with reference to information furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum or the Final Canadian Memorandum, as applicable.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys with respect to matters of U.S. law and one separate firm of attorneys with respect to matters of Canadian law (in each case, in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firms shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the

Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligation to contribute pursuant to this Section 8(d) are several and in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) For purposes of this Section 8, the Company and the Initial Purchasers agree that the only information furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Preliminary Canadian Memorandum, the Offering Memorandum or the Final Canadian Memorandum is set forth in the [third, fourth, fifth, sixth (excluding the first three sentences), seventh, eighth [and] ninth [and tenth]] paragraphs under the heading "Plan of Distribution."

     9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct on each Closing Date and all the representations and warranties of the Company contained in this Agreement that are not qualified as to materiality shall be true and correct in all material respects on each Closing Date, in each case with the same force and effect as if made on and as of such Closing Date.

     (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

     (c) Since the respective dates as of which information is given in the Offering Memorandum and the Final Canadian Memorandum other than as set forth in the Offering Memorandum and the Final Canadian Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and, (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum and the Final Canadian Memorandum.

     (d) You shall have received on each Closing Date a certificate dated such Closing Date, signed an officer of the Company, confirming the matters set forth in Sections 6(z), 9(a) and 9(b) and stating that the Company has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to such Closing Date.

     (e) You shall have received on such Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated such Closing Date, of Cahill Gordon and Reindel, special U.S. counsel for the Company, to the effect that:

          (i) assuming due authorization of the Series A Notes by the Company, the Series A Notes, when executed and delivered in accordance with the provisions of the Indentures (assuming the due authorization, execution and delivery of the Indentures by the Trustee and the due authentication and delivery of the Series A Notes by the Trustee in accordance with the Indentures) and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indentures and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms (A) except as the enforceability thereof may be limited (i) by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) with respect to Section 6.12 of the Indentures to the extent it provides for the Company's indemnity against loss in connection with a court judgment in another currency and (B) that such firm need express no opinion as to the enforceability of the waiver of rights or defenses contained in
     Section 4.06 of the Indentures;

          (ii) assuming the due authorization of the Indentures by the Company, the Indentures have been duly executed and delivered by the Company, to the extent execution and delivery are governed by New York laws, and, assuming the due authorization, execution and delivery thereof by the Trustee, constitute valid and binding agreements of the Company, enforceable against the Company in accordance with its terms (A) except as the enforceability thereof may be limited (i) by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) with respect to
     Section 6.12 of the Indentures to the extent it provides for the Company's indemnity against loss in connection with a court judgment in another currency and (B) that such firm need express no opinion as to the enforceability of the waiver of rights or defenses contained in Section
     4.06 of the Indentures;

          (iii) assuming due authorization by the Company, this Agreement has been duly executed and delivered by the Company, to the extent that execution and delivery are governed by New York law;

          (iv) assuming the due authorization of the Registration Rights Agreements by the Company and the due authorization, execution and delivery thereof by the Initial Purchasers, the Registration Rights Agreements have been duly executed and delivered by the Company, to the extent that execution and delivery are governed by New York laws, and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (z) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

          (v) the statements under the captions "Description of Notes," and "Description of Other Indebtedness" in the Offering Memorandum, insofar as such statements constitute a summary of the documents referred to therein, fairly summarize in all material respects such documents;

          (vi) the statements in the Offering Memorandum under the caption "Material United States and Canadian Income Tax Considerations," to the extent they constitute matters of United States law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects and fairly summarize the matters set forth therein;

          (vii) the execution, delivery and performance by the Company of this Agreement, the Indentures, the Series A Notes and the Registration Rights Agreements, the compliance by the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby: (i) do not conflict with or violate any federal statute of the United States of America or any statute of the State of New York or any rule or regulation thereunder (provided that no opinion is expressed in this paragraph as to compliance with the Act, any state securities or blue sky laws or the Telecommunications Act of 1996, as amended, and the rules and regulations thereunder); or (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under the indenture governing the Company's 12% Senior Notes due 2009, the indenture governing the Company's 12 1/2% Senior Notes due 2008, and the agreements governing the Hibernia Project Financing Facilities entered into by the Company, Goldman Sachs, DLJ, Credit Suisse First Boston, Toronto Dominion, Bank of Montreal and EDC;

          (viii) the Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (ix) the Indentures comply as to form in all material respects with the requirements of the TIA, as amended, and as in effect on the date hereof, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

          (x) assuming that (i) each Initial Purchaser is a QIB or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and (iii) the accuracy of the representations of the Company set forth in Sections 6(bb), (cc), (ff), (gg),(hh), (ii) and (jj) of this Agreement, (A) no registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, (B) it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indentures under the TIA, and (C) no consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Series A Notes;

          (xi) assuming the due authorization, execution and delivery of this Agreement, the Indentures and the Registration Rights Agreements by each party thereto, the Company has validly and irrevocably submitted to the jurisdiction of any United States or state court in the State of New York, County of New York, has expressly accepted the non-exclusive jurisdiction of any such court and has validly and irrevocably appointed CT Corporation System as its authorized agent in any suit or proceeding against them instituted by the Initial Purchasers based on or arising under the Indentures, this Agreement or the Registration Rights Agreements;

          (xii) Each of Worldwide Fiber IC LLC, IC Fiber Alabama LLC, IC Fiber Illinois LLC, IC Fiber Iowa LLC, IC Fiber Kentucky LLC, IC Fiber Louisiana LLC, IC Fiber Mississippi LLC and IC Fiber Tennessee LLC (collectively, the "Delaware Companies") has been duly organized as a Delaware limited liability Company, and is validly existing and in good standing under the laws of Delaware; there are no restrictions on the power and capacity of each of the Delaware Companies to own and lease property and assets and to carry on business.

     The opinion of Cahill Gordon and Reindel described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein. In addition, such counsel shall state that it has participated in conferences, by person or by telephone, with officers and other representatives of the Company, with representatives of the chartered accountants for the Company and with representatives of the Initial Purchasers and their counsel. At such meetings the contents of the Offering Memorandum and related matters were discussed among the parties present at such meetings. Although such counsel will not be passing upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum except as set forth in paragraphs (v) and (vi) above, such counsel shall advise the Initial Purchasers that on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon the opinions of officers and other authorized representatives of the Company) no facts have come to its attention which lead it to believe that the Offering Memorandum, as of its date or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been asked to, and will not, comment on the financial statements, including the notes thereto, or any other financial or statistical data contained in or omitted from the Offering Memorandum).

     (f) You shall have received on each Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated such Closing Date, of Farris, Vaughan, Wills & Murphy, Canadian counsel for the Company, to the effect that:

          (i) each of the Canadian Companies is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation; each of the Canadian Companies has the corporate power and capacity to own and lease property and assets and to carry on business as described in the Final Canadian Memorandum;

          (ii) each of the Canadian Companies is qualified or registered to carry on business as an extra-provincial corporation in each jurisdiction in which it is required to be so qualified or registered;

          (iii) the outstanding shares of each of the Canadian Companies that is a subsidiary of the Company have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable;

          (iv) the execution, issuance and sale of the Series A Notes and the Series B Notes have been duly authorized by all necessary corporate action on the part of the Company;

          (v) the execution, delivery and performance of the Operative Documents, and the execution, issuance and sale of the Series A Notes, by the Company, will not result in any violation, contravention or breach of the Memorandum of Association or Articles of Association of the Company;

          (vi) each of the Purchase Agreement, the Indentures, the Registration Rights Agreement and the Series A Notes has been duly authorized, executed and delivered by the Company;

          (vii) the Company has the corporate power and capacity to enter into each of the Operative Documents and to carry out its obligations under each of the Operative Documents; the execution and delivery of each of the Operative Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company;

          (viii) the form of certificate for the Series A Notes has been duly approved and adopted by the Company and does not contravene the provisions of the Companies Act (Nova Scotia);

          (ix) the statements contained in the Offering Memorandum under the caption "Material United States and Canadian Income Tax Considerations--Canada" and in the Final Wrap under the caption "Certain Canadian Federal Income Tax Considerations" fairly and accurately describe the principal Canadian federal income tax consequences under the Income Tax Act (Canada) to a purchaser described therein;

          (x) the disclosure contained in the Offering Memorandum under the captions "Regulation--Canada", "Risk Factors--Telecommunications Regulation--Canada" and "Enforceability of Civil Liabilities Against Foreign Persons" in each case, insofar as such disclosure describes or summarizes matters of Canadian law or constitutes conclusions of Canadian law, fairly summarizes such matters of law or conclusions of law;

          (xi) no filing, license, consent, permission, approval, authorization, or order of any court or governmental agency or body in Canada is required to be obtained by the Canadian Companies under the laws of the Provinces of British Columbia or Nova Scotia, or the federal laws of Canada applicable therein, to permit the issue, delivery and sale by the Company of the Notes, except such filings, licenses, consents, permissions, approvals, authorizations or orders that have been obtained;

          (xii) no filing, license, consent, permission, approval, authorization, or order of any court or governmental agency of body in Canada is required to be obtained by any of the Canadian Companies from the Canadian Radio-television and Telecommunications Commission (the "CRTC") or Industry Canada in connection with the Canadian Telecommunications Arrangement;

          (xiii) the offering, sale and delivery of the Series A Notes pursuant to the Final Canadian Memorandum are exempt from the prospectus requirements of the securities laws of the Relevant Provinces in which sales of Series A Notes have been effected by the Initial Purchasers and no prospectus is required nor are there any documents required to be filed, proceedings taken or approvals, permits, consents, or authorizations obtained under the securities laws of such provinces in respect of the offering, sale and delivery of the Series A Notes to the Purchasers in such

     Relevant Provinces, except for such proceedings which have been taken and approvals, permits, consents or authorizations which have been obtained and except for the filing, together with the appropriate fee, within prescribed time periods after the relevant Closing Date, or a report of the trade and, if applicable, copies of the Final Canadian Memorandum, with the securities commissions of the Relevant Provinces;

          (xiv) the Canadian Telecommunications Arrangement (as described in the Offering Memorandum and the Final Canadian Memorandum) including the execution, delivery and performance of the Canadian Telecommunications Agreements by the parties thereto will not violate or conflict with any provisions of the Telecommunications Act or the Ownership Regulations, any applicable rule, regulation, judgment, order or decree of the CRTC or Industry Canada;

          (xv) the statements in the Final Canadian Memorandum under the heading "Rights of Action" are correct insofar as such statements are, or refer to, statements of law or legal conclusions relating to the laws of the Relevant Provinces;

          (xvi) except for filings, registrations and recordings which have been made, no registration, filing or recording of the Indentures under the laws of Canada or the Provinces of British Columbia or Nova Scotia is necessary in order to preserve or protect the validity or enforceability of the Indentures or the Notes issued thereunder;

          (xvii) to the knowledge of such counsel and other than as set forth in the Offering Memorandum, there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which any of the Canadian Companies are a party, or of which any property of the Canadian Companies is the subject that, singly or in the aggregate, (A) questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto, or (B) if determined adversely to the Canadian Companies, is reasonably likely to have a Material Adverse Effect;

          (xviii) the choice of law provisions set forth in Section 11 hereof, in the Indentures, the Registration Rights Agreements and the Notes are legal, valid and binding under the laws of the Province of British Columbia and the federal laws of Canada applicable therein, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is applied by the courts in the Province of British Columbia ("Public Policy"); such counsel knows of no Public Policy reason why the courts in the Province of British Columbia (a "Canadian Court") would not give effect to the choice of New York law as the proper law of this Agreement, the Indentures, the Registration Rights Agreements and the Notes and if the Indentures, this Agreement, the Registration Rights Agreements or the Notes are sought to be enforced in the Province of British Columbia in accordance with the laws applicable thereto as chosen by the parties, namely New York law, a Canadian Court would, subject to the foregoing, recognize the choice of New York law, and, upon appropriate evidence as to such law being adduced, apply such law; provided that none of the provisions of this Agreement, the Indentures, the Notes or the Registration Rights Agreements, or of applicable New York law, are contrary to Public Policy or foreign revenue, expropriation or penal laws; provided, however, that, in matters of procedure, the laws of the Province of British Columbia will be applied and a Canadian Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere;

          (xix) there are no reasons, to such counsel's knowledge, under the laws of the Province of British Columbia or the federal laws of Canada applicable therein or with respect to the application of New York law by a Canadian Court, why enforcement of the Indentures or the Notes would be avoided on the grounds of Public Policy;

          (xx) The Company has the legal capacity to sue and be sued in its own name under the laws of the Province of British Columbia and the federal laws of Canada applicable therein; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the federal or state courts located in the Borough of Manhattan in The City of New York (a "New York Court") and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in
     Section 11 hereof; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Court and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in the Indentures, the Notes and the Registration Rights Agreements under the laws of the Province of British Columbia and the federal laws of Canada applicable therein; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Court and the waivers by it of any immunity and any objection to the venue of the proceeding in a New York Court herein is legal, valid and binding under the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and such counsel knows of no reason why a Canadian Court would not give effect to such submission and waivers; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Court and the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in the Indenture, the Notes and the

     Registration Rights Agreements is legal, valid and binding under the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and such counsel knows of no reason why a Canadian Court would not give effect to such submission and waivers;

          (xxi) service of process in the manner set forth in Section 11 hereof will be effective to confer valid personal jurisdiction over the Company under the laws of the Province of British Columbia and the federal laws of Canada applicable therein; service of process in the manner set forth in the Indentures, the Notes and the Registration Rights Agreements will be effective to confer valid personal jurisdiction over the Company under the laws of the Province of British Columbia and the federal laws of Canada applicable therein;

          (xxii) a Canadian Court will recognize as valid and final, and will enforce, any final and conclusive judgment in personam, of any New York Court that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the obligations of the Company under this Agreement, the Indentures, the Notes and the Registration Rights Agreements, if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the Canadian Court (and submission by the Company in this Agreement, the Indentures, the Notes and the Registration Rights Agreements to the jurisdiction of the New York Court, will be sufficient for this purpose),
     (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with Public Policy, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws, (iv) the action to enforce such judgment is commenced within the applicable limitation period and (v) such counsel knows of no Public Policy reason for avoiding the recognition of judgments of a New York Court under this Agreement, the Indentures, the Notes and the Registration Rights Agreements under the laws of the Province of British Columbia and the federal laws of Canada applicable therein;

          (xxiii) no withholding tax imposed under the federal laws of Canada or the laws of the Province of British Columbia will be payable in respect of the payment or crediting of any discount, commission or fee as contemplated by this Agreement to an Initial Purchaser that is not resident in Canada, but resident in the United States or if a partnership, all the members of which are not resident in Canada but resident in the United States, in each case, for purposes of the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention, 1980 (a "U.S. Initial Purchaser") or on any interest or deemed interest on the resale of Series A Notes by a

     U.S. Initial Purchaser to U.S. residents, provided that such U.S. Initial Purchaser deals at arm's length with the Company and that any such discount, commission or fee is payable in respect of services rendered by such U.S. Initial Purchaser outside of Canada that are performed by such U.S. Initial Purchaser in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances;

          (xxiv) no goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Initial Purchaser in respect of the payment or crediting of any discount, commission or fee as contemplated by this Agreement to any U.S. Initial Purchaser, provided that any such discount, commission or fee is payable in respect of services performed by such Initial Purchaser wholly outside of Canada;

          (xxv) no stamp duty, registration or documentary taxes, duties or similar charges are payable by or on behalf of the Initial Purchasers to the Canadian government or to any political subdivision or taxing authority thereof or therein, in connection with (A) the issuance, sale and delivery by the Company to or for the respective accounts of the Initial Purchasers of the Notes or (B) the sale and delivery outside Canada by the Initial Purchasers of the Notes to the initial purchasers thereof in the manner contemplated by this Agreement;

          (xxvi) (a) Urbanlink is eligible to operate as a telecommunications common carrier in Canada, as defined under and in accordance with the Telecommunications Act (Canada) (the "Telecommunications Act") and the Canadian Telecommunications Common Carrier Ownership and Control Regulations (the "Ownership Regulations"); (b) none of the Canadian Companies violates the prohibition contained in subsection 16(4) of the Telecommunications Act against operating in Canada as a telecommunications common carrier when ineligible to do so; (c) control of Urbanlink is not exercised by any person(s) that is (are) not Canadian, in accordance with the meanings ascribed to the term "control" under the Telecommunications Act and the term "Canadian" under the Ownership Regulations; and (d) none of the Canadian Companies is in violation of any judgment, decree, order, writ, law, statute, rule or regulation rendered or enacted in Canada respecting telecommunications and the regulation within Canada of telecommunications common carriers, as defined in the Telecommunications Act, applicable to any of the Canadian Companies, or any interpretation or policy relating thereto known to such counsel to be applicable to them;

          (xxvii) after giving effect to the performance by the Company of its obligations under this Agreement on each Closing Date:

               (i) not less than eighty percent of the members of the board of directors of Urbanlink are individual Canadians, as defined under the Ownership Regulations;

               (ii) Canadians, as defined under the Ownership Regulations, beneficially own, directly or indirectly, in the aggregate and otherwise than by way of security only, at least 80% of the issued and outstanding voting shares, as defined under the Ownership Regulations, of Urbanlink;

               (iii) Carrier Holdco, in respect of its ownership of and control over Urbanlink, is a carrier holding corporation, as defined under the Ownership Regulations; and

               (iv) Carrier Holdco is a carrier holding corporation that is a qualified corporation, as defined under the Ownership Regulations;

          (xxviii) no notices, reports or other filings are required to be made by any of the Canadian Companies, either prior to or immediately after giving effect to the performance by the Company of its obligations under this Agreement on the relevant Closing Date, with, nor are any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by any of the Canadian Companies, from the CRTC or Industry Canada pursuant to Canadian telecommunications law in connection with the performance by the Company of its obligations under this Agreement on the relevant Closing Date;

          (xxix) to the knowledge of such counsel, and except as described in the Offering Memorandum, no litigation, regulatory proceeding or investigation is pending against the Canadian Companies in connection with the requirements of Canadian telecommunications law existing on the relevant Closing Date; and

          (xxx) with the exception of Urbanlink, no other Canadian Company operates in Canada as a telecommunications common carrier as that term is defined in the Telecommunications Act.

     Such counsel shall also confirm that at the date of the Offering Memorandum and on each Closing Date that no facts have come to their attention in the course of their review that lead them to believe that the Offering Memorandum contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make a statement therein not misleading in light of the circumstances under which it was made, within the meaning of the Securities Act (British Columbia).

     The opinion of Farris, Vaughan, Wills & Murphy described in this Section 9(f) above (i) shall be rendered to you at the request of the Company and shall so state therein, (ii) as to matters of Alberta law, will rely upon the opinion of the Company's Alberta Counsel, McLennan Ross, (ii) as to matters of Nova Scotia law, will rely upon the opinion of Stewart McKelvey Stirling Scales (iii) as to matters of law in the Relevant Provinces, other than British Columbia, will rely upon counsel acceptable to you, and (iv) and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

     (g) You shall have received on each Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated such Closing Date, of Beckley, Singleton, Jemison, Cobeaga & List, Chtd., special Nevada counsel for the Company, to the effect that:

          (i) each of PFL Holdings, Inc., Worldwide Fiber (USA), Inc., Ledcor Communications, Inc., Worldwide Fiber IC Holdings, Inc. (fka Worldwide Fiberlink, Inc.), Worldwide Fiber Networks, Inc. (fka Pacific Fiber Link POR-SAC, Inc.), Pacific Fiber Link Sea-Por, Inc., Worldwide Fiber Network Services, Inc., (fka Pacific Fiber Link Mon-Alb, Inc.), WFI Fiber Inc., and Worldwide Fiber (F.O.T.S.), Inc. (collectively, the "Nevada Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

          (ii) each of the Nevada Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

          (iii) all of the outstanding shares of capital stock of each of the Nevada Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable, and are owned by the Company, free and clear of any Lien;

          (iv) the execution, delivery, and performance of this agreement and the other Operative Documents will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Articles or Bylaws of each of the Nevada Subsidiaries, or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Nevada Subsidiaries, taken as a whole, to which any of the Nevada Subsidiaries is a party or by which any of the Nevada Subsidiaries is bound; violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over any of the Nevada Subsidiaries or their respective property; result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which any of the Nevada Subsidiaries or their respective property is bound; or result in the termination, suspension or revocation of any Authorization of any of the Nevada Subsidiaries or result in any other impairment of the rights of the holder of such Authorization; and

          (v) there are no known legal or governmental proceedings pending or threatened to which any of the Nevada Subsidiaries is or could be a party or to which any of their property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

     The opinion of Beckley, Singleton, Jemison, Cobeaga & List, Chtd. described in Section 9(g) above shall be rendered to you at the request of the Company and shall so state therein.

     (h) You shall have received on each Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated such Closing Date, of Wiley Rein & Fielding, special regulatory counsel for the Company, to the effect that the statements, with respect to federal communications law, under the captions "Regulation--United States," and "Risk Factors--Telecommunications Regulation--United States" in the Offering Memorandum, insofar as such statements as a whole constitute a summary of the legal matters, documents and proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings. The opinion of Wiley Rein & Fielding described in this Section 9(h) shall be rendered to you at the request of the Company and shall so state therein.

     (i) Bird & Bird, special regulatory counsel for the Company, shall have furnished to you their written opinion or opinions, dated as of each Closing Date, in form and substance satisfactory to you, to the effect that the statements, with respect to European regulatory matters, under the captions "Regulation--European Union" and "Risk Factors--Telecommunications Regulation" (to the extent such section deals with European Regulatory matters) in the Offering Memorandum insofar as such statements as a whole constitute a summary of the legal matters, documents and proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings. The opinion of Bird & Bird described in this Section 9(i) shall be rendered to you at the request of the Company and shall so state therein.

     (j) The Initial Purchasers shall have received on each Closing Date an opinion, dated such Closing Date, of each of Latham & Watkins and Osler, Hoskin & Harcourt LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

     (k) The Initial Purchasers shall have received, at the time this Agreement is executed and at each Closing Date, letters dated the date hereof or such Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from PricewaterhouseCoopers LLP and Deloitte & Touche LLP, each independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (l) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

     (m) The Initial Purchasers shall have received counterparts, conformed as executed, of the Indentures which shall have been entered into by the Company and the Trustee.

     (n) The Company shall have executed the Registration Rights Agreements and the Initial Purchasers shall have received original copies thereof, duly executed by the Company.

     (o) The Company shall not have failed at or prior to any Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company, as the case may be, at or prior to such Closing Date.

     (p) On or prior to the Closing Date, Ledcor Industries Limited shall have delivered a letter addressed to the Underwriters and Sub-Underwriters, in form and substance satisfactory to the Underwriters and their counsel, with respect to compliance by Urbanlink and carrier Holdco with Canadian telecommunications law.

     10. Effectiveness of Agreement and Termination.

     (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     (b) This Agreement may be terminated at any time on or prior to any Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, The Toronto Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal, state, provincial or municipal statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or authorities in Canada or any province thereof, (vi) the taking of any action by any federal, state, provincial, municipal or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States or Canada.

     (c) If on any Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule A bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on any Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone such Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

     11. Jurisdiction. The Company and its subsidiaries agree that any suit, action or proceeding against them brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby, may be instituted in any State or Federal court in The City of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or Federal court in The City of New York, by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person, if any, who controls any Initial Purchaser, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Canada.

     12. Miscellaneous.

     (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to 360networks inc., attention:
Secretary, 1500, 1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X1 and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     (b) The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Company, the officers or directors of the Company, or any person controlling the Company and (ii) acceptance of the Series A Notes and payment for them hereunder. The respective agreements, covenants and indemnities set forth in Sections 5(i) and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     (c) If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company also agrees to reimburse the Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

     (d) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

     (e) This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     (f) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchasers.

                                  Very truly yours,



                                  360networks inc.



                                  By:
                                      --------------------------------------
                                       Name:
                                       Title:




DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
RBC DOMINION SECURITIES CORPORATION
TD SECURITIES (USA) INC.

By:  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By:
    ----------------------------
     Name:
     Title:



                                   SCHEDULE A

                               Initial Purchasers

Donaldson, Lufkin & Jenrette Securities Corporation.........................       $     240,000,000
Goldman Sachs & Co..........................................................             120,000,000
Bear, Stearns & Co. Inc.....................................................              43,200,000
Chase Securities Inc........................................................              43,200,000
Credit Suisse First Boston Corporation......................................              43,200,000
Morgan Stanley & Co. Incorporated...........................................              43,200,000
Salomon Smith Barney Inc....................................................              43,200,000
RBC Dominion Securities Corporation.........................................              12,000,000
TD Securities (USA) Inc.....................................................              12,000,000
                                                                                   -----------------
Total.......................................................................       $     600,000,000


Donaldson, Lufkin & Jenrette Securities Corporation.........................       Euro   80,000,000
Goldman Sachs & Co..........................................................              40,000,000
Bear, Stearns & Co. Inc.....................................................              14,400,000
Chase Securities Inc........................................................              14,400,000
Credit Suisse First Boston Corporation......................................              14,400,000
Morgan Stanley & Co. Incorporated...........................................              14,400,000
Salomon Smith Barney Inc....................................................              14,400,000
RBC Dominion Securities Corporation.........................................               4,000,000
TD Securities (USA) Inc.....................................................               4,000,000
                                                                                   -----------------
Total.......................................................................       Euro  200,000,000


                                   SCHEDULE B


                                  Subsidiaries


Ledcom Holdings Ltd.
Ledcor Communications Ltd.
Ledcor Cayer Inc.
Ledcor Engineering Inc.
Worldwide Fiber Finance Ltd.
Worldwide Fiber Networks Ltd.
Worldwide Fiber (F.O.T.S.) Ltd.
Worldwide Fiber (F.O.T.S.) No. 2, Inc.
WFI-CN Fibre Inc.
Worldwide Fiber Comuncations Ltd.
Worldwide Fiber (F.O.T.S.) No. 3, Ltd.
WFNS Holdings Ltd.
Worldwide Fiber Network Services Ltd.
Ledcor Communications, Inc.
Worldwide Fiber (USA), Inc.
Worldwide Fiber Networks, Inc.
Worldwide Fiber (F.O.T.S.), Inc.
Worldwide Fiber IC Holdings, Inc.
Worldwide Fiber IC LLC IC Fiber Alabama LLC IC Fiber Illinois LLC IC Fiber Iowa LLC IC Fiber Kentucky LLC IC Fiber Mississippi LLC IC Fiber Tennessee LLC PFL Holdings, Inc.
Pacific Fiber Link SEA-POR, Inc.
Worldwide Fiber Network Services, Inc.
WFI Liquidity Management Hungary Limited Liability Company
WFI Urbanlink Ltd.
WFI Fiber Inc.
Worldwide Fiber Networks (UK) Limited
360 Urbanlink Ltd.
Urbanlink Holdings Ltd.
Urbanlink Equipment Ltd.
WFI Metrobuild Ltd.
Worldwide Telecom (Bermuda) Holdings Ltd.
Worldwide Telecom Limited
Worldwide Telecom (Bermuda) Ltd.
Worldwide Telecom (Barbados) Inc.

Worldwide Telecom (Denmark) ApS
Worldwide Telecom (Canada) Inc.
Worldwide Telecom (USA) Inc.
WTI Telecom (Ireland) Limited
WTI Telecom (UK) Limited
Worldwide Telecom Distribution (USA) Inc.
WTI Telecom Distribution (UK) Limited
360pacific (Bermuda) holdings ltd.
360pacific (Bermuda) ltd.
Threesixty pacific (Barbados) inc.
360pacific (USA) inc.

                                   SCHEDULE C

                              Material Subsidiaries


Ledcom Holdings Ltd.
Ledcor Communications Ltd.
Ledcor Cayer Inc.
Worldwide Fiber Finance Ltd.
Worldwide Fiber Networks Ltd.
Worldwide Fiber (F.O.T.S.) Ltd.
Worldwide Fiber (F.O.T.S.) No. 2, Inc.
WFI-CN Fibre Inc.
Worldwide Fiber Comuncations Ltd.
Worldwide Fiber (F.O.T.S.) No. 3, Ltd.
WFNS Holdings Ltd.
Worldwide Fiber Network Services Ltd.
Ledcor Communications, Inc.
Worldwide Fiber (USA), Inc.
Worldwide Fiber Networks, Inc.
Worldwide Fiber (F.O.T.S.), Inc.
Worldwide Fiber IC Holdings, Inc.
Worldwide Fiber IC LLC IC Fiber Alabama LLC IC Fiber Illinois LLC IC Fiber Iowa LLC IC Fiber Kentucky LLC IC Fiber Mississippi LLC IC Fiber Tennessee LLC Worldwide Fiber Network Services, Inc.
WFI Liquidity Management Hungary Limited Liability Company
WFI Urbanlink Ltd.
WFI Fiber Inc.
Worldwide Fiber Networks (UK) Limited
360 Urbanlink Ltd.
Urbanlink Holdings Ltd.
Urbanlink Equipment Ltd.
WFI Metrobuild Ltd.
Worldwide Telecom (Bermuda) Holdings Ltd.
Worldwide Telecom Limited
Worldwide Telecom (Bermuda) Ltd.
Worldwide Telecom (Barbados) Inc.
Worldwide Telecom (Denmark) ApS
Worldwide Telecom (Canada) Inc.
Worldwide Telecom (USA) Inc.
WTI Telecom (Ireland) Limited

WTI Telecom (UK) Limited
Worldwide Telecom Distribution (USA) Inc.
WTI Telecom Distribution (UK) Limited
Threesixty pacific (Barbados) inc.

                                   SCHEDULE D

                              Canadian Subsidiaries


Ledcom Holdings Ltd.
Ledcor Communications Ltd.
Ledcor Cayer Inc.
Ledcor Engineering Inc.
Worldwide Fiber Finance Ltd.
Worldwide Fiber Networks Ltd.
Worldwide Fiber (F.O.T.S.) Ltd.
Worldwide Fiber (F.O.T.S.) No. 2, Inc.
WFI-CN Fibre Inc.
Worldwide Fiber Communications Ltd.
Worldwide Fiber (F.O.T.S.) No. 3, Ltd.
WFNS Holdings Ltd.
Worldwide Fiber Network Services Ltd.
WFI Urbanlink Ltd.
360 Urbanlink Ltd.
Urbanlink Holdings Ltd.
Urbanlink Equipment Ltd.
WFI Metrobuild Ltd.
Worldwide Telecom (Canada) Inc.

                                    EXHIBIT A

                     Form of REGISTRATION RIGHTS AGREEMENTS